EXHIBIT 1.01

RADISYS CORPORATION
Conflict Minerals Report
For the Year Ended December 31, 2013

This is the Conflict Minerals Report of Radisys Corporation (herein referred to as “Radisys” or the “Company”) report for the year ended December 31, 2013 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Exchange Act). Rule 13p-1 was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Act). Numerous terms in this report are defined in Rule 13p-1, Form SD promulgated under the Exchange Act and Exchange Act Release No. 34-67716 and the reader is referred to those sources for such definitions.

This Conflict Minerals Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a temporary accommodation for the first two years following November 13, 2012.

In accordance with Rule 13p-1, the Company undertook a reasonable country of origin inquiry that was reasonably designed to determine whether the conflict minerals necessary for the functionality or production of its products originated in the Democratic Republic of the Congo or an adjoining country (a “Covered Country”) or are from recycled or scrap sources. As a company in the telecommunications equipment manufacturing business, Radisys is several levels removed from the actual mining of conflict minerals. Radisys does not make purchases of raw ore or unrefined conflict minerals and makes no purchases in the Covered Countries. The Company designed and implemented its due diligence measures as to the source and chain of custody of its conflict minerals to be in conformity, in all material respects, with the nationally or internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) and related supplements for each of the conflict minerals.

The Company’s due diligence measures included;

A.	Conflict Minerals Compliance Plan
The company has developed and implemented a Conflict Minerals Compliance Plan that establishes standards and procedures for compliance with Section 1502 of the Act and Rule 13p-1.

B.	Conflict Minerals Policy
Radisys has adopted a Conflict Minerals Sourcing Policy to reasonably assure its products are “DRC conflict free”. Suppliers are expected to have in place policies and due diligence measures that will enable the company to reasonably report the country of origin for products and components being supplied. Radisys’s Conflict Minerals Sourcing Policy can be found at: www.radisys.com

C.	Risk Assessment and Mitigation
All products and suppliers were assessed to determine conflict mineral scope and risk. Suppliers were assigned risk ratings for prioritization of due diligence activities. Focus was placed on high risk suppliers for completion of due diligence procedures.

D.	Reasonable Country of Origin Methodology
A reasonable country of origin inquiry (RCOI) was conducted with direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners that contribute refined conflict minerals to the products supplied to Radisys.

E.	Maintenance of Reviewable Business Records
Radisys maintains electronic copies of supplier responses and other documents that support the due diligence process to demonstrate transparency and compliance with recommended best practices per the OECD as well as the long-term evolution and improvement of its program to its shareholders.

Through our Conflict Mineral Compliance Plan, Radisys surveyed 100% of the suppliers within the scope of our RCOI and has been able to determine that 33% either do not provide materials that contain conflict minerals or do not provide any reason to believe that the conflict minerals they use originated in Covered Countries. Due to lack of information from our remaining suppliers, we have not been able to conclude whether the products purchased from them include Conflict Minerals and if so, whether they originated in the Covered Countries.

Due to the breadth and complexity of Radisys' products and respective supply chain, as well as being several layers removed from the mining of conflict minerals, it will take time for many of our suppliers to verify the origin of all of the minerals. Radisys will continue to perform due diligence activities in accordance with its Conflict Mineral Compliance Plan with suppliers that were unable to provide sufficient information during the initial reasonable country of origin inquiry to determine the source and chain of custody of its conflict minerals. The Company will undertake the following steps during the next compliance period to improve the results of its due diligence and to reduce the risk that its necessary conflict minerals do not benefit armed groups, including;

•	Work directly with suppliers to increase the response rate.

•	Compare RCOI results to the EICC/GeSI Conflict Free Smelter List.

The following is a link to Radisys Corporation’s public disclosure for conflict minerals: www.radisys.com.

Smelter List
Based on the information obtained pursuant to our RCOI and the due diligence process, Radisys does not have sufficient information to determine the country of origin of all the Conflict Minerals in the Covered Products; however, based on the information that was provided by the responding suppliers and otherwise obtained by Radisys through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in some of the Covered Products included the smelters and refiners listed below:

Metal	Smelter Name	Smelter Country
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Royal Canadian Mint	Canada
Gold	Johnson Matthey Limited	Canada
Gold	Royal Canadian Mint	Canada
Gold	Royal Canadian Mint	Canada
Gold	Xstrata Canada Corporation	Canada
Gold	Codelco	Chile
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Shanghai Gold Exchange	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Matsuda Sangyo Co. Ltd	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	JX Nippon Mining & Metals Co., Ltd	Japan
Gold	Matsuda Sangyo Co. Ltd	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co. LTD	Japan
Gold	Kojima Chemicals Co. Ltd.	Japan
Gold	Sumitomo Metal Mining Co. Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co. Ltd	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	LS-Nikko Copper Inc	Korea, Republic of
Gold	Daejin Industries	Korea, Republic of
Gold	Daeryung ENC	Korea, Republic of
Gold	Do Sung Metal	Korea, Republic of

Gold	Hwasung CJ Co., Ltd	Korea, Republic of
Gold	Korea Metal	Korea, Republic of
Gold	Samwon Metal	Korea, Republic of
Gold	Torecom	Korea, Republic of
Gold	Argor-Heraeus SA	Switzerland
Gold	Metalor Technologies SA	Switzerland
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Inc	United States
Gold	Materion	United States
Gold	Metalor USA Refining Corporation	United States
Gold	Ohio Precious Metals LLC.	United States
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tin	Metallo Chimique	Belgium
Tin	Metallo Chimique	Belgium
Tin	Jean Goldschmidt International	Belgium
Tin	EM Vinto	Bolivia
Tin	EM Vinto	Bolivia
Tin	OMSA	Bolivia
Tin	Mineração Taboca S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	Coopersanta	Brazil
Tin	White Solder Metalurgia	Brazil
Tin	AIM	Canada
Tin	Yunnan Chengfeng	China
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Jiangxi Nanshan	China
Tin	Liuzhou China Tin	China
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Tin Company Limited	China
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV United Smelting	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia

Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Minsur	Peru
Tin	Minsur	Peru
Tin	Minsur	Peru
Tin	Minsur	Peru
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	Thaisarco	Thailand
Tin	Thaisarco	Thailand
Tin	Thaisarco	Thailand
Tin	Thaisarco	Thailand
Tin	Cookson	United States
Tin	Cookson	United States
Tin	Nathan Trotter & Co	United States
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	China National Nonferrous	China
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten CO.,LTD	China
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	China
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China
Tungsten	HC Starck GmbH	Germany
Tungsten	Global Tungsten & Powders Corp	United States
Tungsten	Global Tungsten & Powders Corp	United States